Exhibit 99.1

EVERTEC Announces Renewal and Extension of Credit Facility
Transaction extends debt maturity, reduces borrowing costs and enhances financial flexibility

SAN JUAN, PUERTO RICO, November 6, 2026 – EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”), a leading financial technology company in Latin America and the Caribbean, today announced that it has entered into an amended and restated credit agreement that extends the maturity of its Term Loan A and revolving credit facilities and provides the Company with continued financial flexibility to support its strategic priorities.

Under the amended agreement, EVERTEC’s approximately $388 million Term Loan A has been extended for up to five years, while pricing on the facility has been reduced by 25 basis points compared with the prior pricing grid. The revolving credit facility was also extended and repriced 25 basis points lower, while its capacity increased from $200 million to $300 million, enhancing available liquidity and financial flexibility.

“We are very pleased with the terms of our renewed credit facilities and the strong support we received from our banking partners,” said Karla Cruz-Jusino Chief Financial Officer of EVERTEC. “The transaction extends our maturity profile, lowers our borrowing costs and provides additional financial flexibility as we continue to execute our strategy and pursue disciplined growth across Puerto Rico and Latin America.”

Truist Bank served as administrative agent and collateral agent in connection with the facilities.Truist Securities, Inc., Banco Popular de Puerto Rico, Citizens Bank, N.A, FirstBank Puerto Rico, Fifth Third Bank, National Association, and The Huntington National Bank acted as joint lead arrangers.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business and financial technology provider in Latin America and the Caribbean. The Company is based in Puerto Rico and provides a broad range of merchant acquiring, payment processing and business process management services across 29 countries and territories. EVERTEC owns and operates the ATH network, which we believe is one of the leading personal identification number (“PIN”) debit networks in the Caribbean and Latin America. In addition, EVERTEC provides a comprehensive suite of services for core bank processing and cash processing in Puerto Rico and technology outsourcing in the regions the Company serves. EVERTEC serves a broad and diversified customer base of leading financial institutions, merchants, corporations, and government agencies with solutions that are essential to their operations, enabling them to issue, process and accept transactions securely. For more information, visit www.evertecinc.com.

Exhibit 99.1
Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our strategy and expected growth, are forward-looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to the factors set forth under “Part 1, Item 1A. Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless it is required to do so by law.

Contact
Lily Arteaga
Investor Relations
(787) 773-5442
IR@evertecinc.com